Exhibit 10.3
REPURCHASE AGREEMENT
          This REPURCHASE AGREEMENT (this “Agreement”) is entered into as of November 4, 2010, by and between Validus Holdings, Ltd, a Bermuda exempted company (the “Company”), and the entities listed on Schedule A hereto (“Sellers”).
R E C I T A L S:
          WHEREAS, the Company intends, but has not made any public announcement of such intention, to conduct a public self-tender offer for up to 7,945,400 of its common shares, which includes voting common shares, par value $0.175 per share (“Voting Common Shares”), and non-voting common shares, par value $0.175 (“Non-Voting Common Shares”, and together with the Non-Voting Common Shares, the “Common Shares”), at a purchase price per share of U.S. $30.00, pursuant to the terms and conditions set forth in the related Offer to Purchase, as such price, terms and conditions may be amended from time to time (the “Tender Offer”);
          WHEREAS, Sellers currently own in the aggregate 8,571,427 outstanding Common Shares, as set forth on Schedule A hereto; and
          WHEREAS, on the terms and subject to the conditions of this Agreement, the Company desires to repurchase from Sellers the number of Common Shares to be sold by Sellers, in such allocations among Sellers, as set forth on Schedule A hereto, as may be adjusted in accordance with this Agreement (the “Seller Shares”) and Sellers desire to have repurchased by the Company, all of the Seller Shares for the consideration set forth below.
          NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the Company and Sellers hereby agree as follows:
ARTICLE I
REPURCHASE OF THE SHARES
          1.1 Repurchase. At the Closing (as hereinafter defined), upon the terms and subject to the conditions of this Agreement, Sellers will sell, transfer, convey, assign and deliver to the Company, and the Company will purchase, acquire and accept from Sellers, in each case, in accordance with the Companies Act 1981 of Bermuda (the “Companies Act”), the Seller Shares, free and clear of any and all Liens (as hereinafter defined) excluding Permitted Liens (as hereinafter defined).
          1.2 Closing. The closing of the repurchase of the Seller Shares under this Agreement (the “Closing”) shall take place on the eleventh business day following expiration of the Tender Offer at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, NY. At the Closing, (i) the Company shall (a) pay to Sellers an amount equal to U.S. $30.00 per share or such higher amount per share as may be paid in the Tender

Offer (the “Offer Price”) for each Seller Share, net of any applicable withholding taxes, by Federal Funds wire transfer to the account(s) specified in writing by Sellers; provided that in the event the Offer Price exceeds U.S. $30.00 per share, the number of Seller Shares set forth on Schedule A hereto and sold pursuant to this Agreement shall automatically be reduced, pro rata among each Seller, by multiplying the number of Seller Shares by a fraction, the numerator of which is U.S. $30.00, and the denominator of which is the Offer Price; provided, further, that in the event that the aggregate amount paid in the Tender Offer for Common Shares is less than U.S. $238,362,000, the number of Seller Shares set forth on Schedule A and sold pursuant to this Agreement hereto shall automatically be reduced, pro rata among each Seller, by multiplying the number of Seller Shares by a fraction, the numerator of which is the product of (x) the number of Common Shares purchased pursuant to the Offer multiplied by (y) the Offer Price, and the denominator of which is $238,362,000, and (b) to the extent any Seller delivers to the Company certificate(s) representing a number of Common Shares in excess of the Sellers’ allocated portion of the Seller Shares, duly issued new certificate(s) representing a number of Common Shares equal to the difference between the number of Common Shares represented by the Company certificate(s) delivered by such Seller in accordance with clause (ii) below and the Sellers’ allocated portion of the Seller Shares, and (ii) Sellers shall deliver to the Company certificate(s) representing the Seller Shares being purchased hereunder duly endorsed for transfer or accompanied by an appropriate share transfer instrument duly executed in blank. For the avoidance of doubt, in no event shall the aggregate purchase price paid by the Company pursuant to this Agreement exceed U.S. $23,539,710.
          1.3 Transfer Taxes. The Company will pay, and will indemnify and hold harmless Sellers from and against, any and all stamp taxes, stock transfer taxes or other similar taxes, and any and all penalties, additions to tax and interest attributable to any such taxes, imposed on the repurchase of the Seller Shares (collectively, “Transfer Taxes”), and any and all costs and expenses with respect to the Transfer Taxes. The Company will prepare and timely file all necessary tax returns and other documentation with respect to the Transfer Taxes and shall timely pay the Transfer Taxes to the applicable taxing authorities. The Company shall promptly provide to Sellers copies of all tax returns and other documentation with respect to the Transfer Taxes that have been filed.
ARTICLE II
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
          The Company represents and warrants to Sellers as follows:
          2.1 Organization. The Company is an exempted company duly organized, validly existing and in good standing under the laws of Bermuda.
          2.2 Authorization. The Company has the right, power, capacity (legal or otherwise) to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Company’s board of directors and all other necessary corporate action by the Company and no other corporate actions on the part of the Company are necessary to authorize, execute and deliver this Agreement or to consummate the transactions contemplated hereby.
          2.3 Validity. This Agreement has been duly and validly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.
          2.4 No Violation. The execution, delivery and performance by the Company of this Agreement do not, and the consummation by the Company of the transactions contemplated hereby will not, (i) violate or conflict with any provision of the Company’s memorandum of association or bye-laws (the “Bye-Laws” and together with the memorandum of association, the “Organizational Documents”); (ii) violate any provision of any statute, law, code, ordinance, treaty, policy, judgment, order, injunction, decree, rule, consent, writ, determination, arbitration award, rule or regulation, including the solvency requirements of the Companies Act (collectively, “Laws”) of or by any federal, state, foreign or other governmental or public body, agency or authority, or subdivision thereof, instrumentality, subdivision, court, administrative agency, commission, official or other authority of the United States, Bermuda or any other country or any state, province, prefect, municipality, locality or other government or political subdivision thereof, or any quasi-governmental or private body exercising any regulatory, taxing, importing or other governmental or quasi-governmental authority (collectively, “Governmental or Regulatory Entity”), applicable to the Company or any of its properties or assets; or (iii) violate, conflict with, result in a breach of or the loss of any benefit under, constitute (with due notice or lapse of time or both) a default under, result in the termination of or a right of termination or cancellation under, result in the creation of a Lien upon the assets of the Company under, or accelerate the performance required by or rights or obligations under, any of the terms, conditions or provisions of any contract, note, bond, lease, loan agreement, mortgage, security agreement, indenture, deed or trust, license, agreement or instrument to which the Company is a party or by which it is bound or to which any of its properties, assets or business is subject.
          2.5 Approvals or Consents. No consents, authorizations, waivers, filings, registrations or approvals are required in connection with the execution and delivery of this Agreement by the Company, the consummation of the transactions contemplated hereby or the performance by the Company of its obligations hereunder.
          2.6 No Other Representations or Warranties. Except for the representations and warranties contained in this Agreement, neither the Company nor any other person on behalf of the Company makes any other express or implied representation or warranty with respect to the Company or with respect to any other information provided by or on behalf of the Company.
ARTICLE III
REPRESENTATIONS AND WARRANTIES OF SELLERS
          Sellers jointly and severally represent to the Company as follows:
          3.1 Organization. Each Seller is duly organized, validly existing, and in good standing or similar concept under the laws of the jurisdiction of its organization.

          3.2 Ownership of Shares. Each Seller is the sole record, legal and beneficial owner of the Seller Shares set forth opposite the name of such Seller on Schedule A hereto. There are no (i) securities convertible into or exchangeable for any of the Seller Shares; (ii) options, warrants or other rights to purchase or subscribe for any of the Seller Shares; or (iii) contracts, commitments, agreements, understandings or arrangements of any kind (contingent or otherwise) relating to the issuance, sale or transfer of any of the Seller Shares, other than the shareholders’ agreement, dated as of December 12, 2005, by and among the Company, Sellers and certain shareholders of the Company (the “Shareholders’ Agreement”).
          3.3 Title. Sellers have, and the Company will receive, good and marketable title to the Seller Shares, free and clear of any and all liens, security interests, mortgages, rights of first refusal, agreements, limitation on voting rights, restrictions, levies, claims, pledges, equities, options, contracts assessments, conditional sale agreements, charges and other encumbrances or interests of any nature whatsoever, including, without limitation, voting trusts or agreements or proxies (collectively, “Liens”) excluding any Liens created by the Company, its Organizational Documents, the Shareholders’ Agreement or applicable securities Laws (“Permitted Liens”).
          3.4 Authorization. Each Seller has the right, power, capacity (legal or otherwise) and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary organizational action by each Seller and no other organizational actions on the part of any Seller are necessary to authorize, execute and deliver this Agreement or to consummate the transactions contemplated hereby.
          3.5 Validity. This Agreement has been duly and validly executed and delivered by each Seller and constitutes a valid and binding obligation of each Seller, enforceable against it in accordance with its terms.
          3.6 No Violation. The execution, delivery and performance by each Seller of this Agreement do not, and the consummation by each Seller of the transactions contemplated hereby will not, (i) violate or conflict with any provision of any Seller’s certificate of incorporation, by-laws or any other organizational documents; (ii) violate any provision of any Laws of or by Governmental or Regulatory Entity applicable to any Seller or any of its properties or assets; or (iii) violate, conflict with, result in a breach of or the loss of any benefit under, constitute (with due notice or lapse of time or both) a default under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by or rights or obligations under, any of the terms, conditions or provisions of any contract, note, bond, lease, loan agreement, mortgage, security agreement, indenture, deed or trust, license, agreement or instrument to which any Seller or any of its affiliates is a party or by which it or any of its affiliates is bound or to which any of its or its affiliates’ properties, assets or business is subject.
          3.7 Approvals and Consents. No consents, authorizations, waivers, filings, registrations or approvals that have not been previously obtained are required in connection with the execution and delivery of this Agreement by any Seller, the consummation of the transactions contemplated hereby or the performance by any Seller of its obligations hereunder.

          3.8 Information Concerning Company. Each Seller acknowledges that the Company may be in possession of material non-public information about the Company not known to such Seller and hereby waives any and all claims and causes of action now or hereafter arising against the Company based upon or relating to any alleged non-disclosure of such information and further covenants not to assert any claims against or to sue the Company or any of its directors, officers, employees, partners, agents or affiliates for any loss, damage or liability arising from or relating to its sale of the Seller Shares pursuant to this Agreement based upon or relating to any alleged non-disclosure of such information. It is understood and agreed that neither the Company nor any Seller makes any representation or warranty to the other whatsoever with respect to the business, condition (financial or otherwise), properties, prospects, creditworthiness, status or affairs of the Company, or with respect to the value of the Seller Shares. Nothing in this Agreement shall be interpreted or construed to waive, release or discharge any of the parties from any claim of actual fraud.
          3.9 No Brokers or Finders. No Seller has retained, employed or used any broker or finder that is entitled to any fee or commission from the Company in connection with the transactions provided for herein or in connection with the negotiation thereof.
ARTICLE IV
CONDITIONS TO THE COMPANY’S OBLIGATIONS
          4.1 Conditions to the Company’s Obligations. The obligations of the Company under Section 1.2 to purchase the Seller Shares from Sellers are subject to fulfillment as of the Closing of each of the following conditions unless waived by the Company in accordance with Section 7.6:
               (a) Representations and Warranties. The representations and warranties of Sellers contained in Article III of this Agreement shall be true and correct as of the date of this Agreement and as of the date of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing.
               (b) Performance. Sellers shall have performed and complied in all material respects with all agreements and covenants contained in this Agreement that are required to be performed or complied with by them on or before the date of the Closing.
               (c) Delivery of Certificates. Sellers shall have delivered to the Company all of the Company certificate(s) representing the Seller Shares, along with all stock powers, assignments or any other documents, instruments or certificates necessary for a valid transfer of the Seller Shares.
               (d) Tender Offer. The Tender Offer shall have expired and the Company shall have purchased Common Shares in the Tender Offer in accordance with the terms thereof.
               (e) Further Assurances. No Governmental or Regulatory Entity shall have advised or notified the Company that the consummation of the transactions contemplated hereunder would constitute a material violation of any applicable laws or regulations, which notification or advice shall not have been withdrawn after the exhaustion of the Company’s good faith efforts to cause such withdrawal.
ARTICLE V
CONDITIONS TO SELLERS’ OBLIGATIONS
          5.1 Conditions to Sellers’ Obligations. The obligations of Sellers under Section 1.2 to sell the Seller Shares from Sellers are subject to fulfillment as of the Closing of each of the following conditions unless waived by Sellers in accordance with Section 7.6:
               (a) Representations and Warranties. The representations and warranties of the Company contained in Article II of this Agreement shall be true and correct as of the date of this Agreement and as of the date of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing.
               (b) Performance. The Company shall have performed and complied in all material respects with all agreements and covenants contained in this Agreement that are required to be performed or complied with by it on or before the date of the Closing.
               (c) Tender Offer. The Tender Offer shall have expired and the Company shall have purchased Common Shares in the Tender Offer in accordance with the terms thereof.
               (d) Further Assurances. No Governmental or Regulatory Entity shall have advised or notified Sellers that the consummation of the transactions contemplated hereunder would constitute a material violation of any applicable laws or regulations, which notification or advice shall not have been withdrawn after the exhaustion of Sellers’ good faith efforts to cause such withdrawal.
ARTICLE VI
COVENANTS
          6.1 No Participation in Tender Offer. Each Seller agrees that it will not tender any of its Common Shares pursuant to the Tender Offer.
          6.2 No Purchase of Common Shares. From the date of the expiration of the Tender Offer until the Closing, subject to earlier termination of this Agreement pursuant to Section 7.1, each Seller agrees that it will not, directly or indirectly, purchase any Common Shares.
          6.3 No Sale of Common Shares. Except as contemplated hereunder, from the date of the expiration of the Tender Offer until the Closing, subject to earlier termination of this Agreement pursuant to Section 7.1, each Seller agrees that it will not, directly or indirectly, sell any Common Shares.

ARTICLE VII
MISCELLANEOUS
          7.1 Termination. This Agreement shall terminate if the purchase of Common Shares by the Company pursuant to the Tender Offer is not consummated by January 31, 2011 or upon a termination of the Tender Offer pursuant to which the Company did not purchase any Common Shares. Upon termination of this Agreement pursuant to this Section 7.1, none of the parties hereto shall have any liability hereunder.
          7.2 Expenses. The Company and Sellers shall each bear their own expenses incurred in connection with this Agreement and the consummation of the transactions contemplated hereby.
          7.3 Further Assurance. From time to time, at the Company’s request and without further consideration, Sellers will execute and deliver to the Company such documents and take such other action as the Company may reasonably request in order to consummate the transactions contemplated hereby. From time to time, at Sellers’ request and without further consideration, the Company will execute and deliver to Sellers such documents and take such other action as Sellers may reasonably request in order to consummate the transactions contemplated hereby.
          7.4 Specific Performance. Nothing herein shall be construed to prevent the Company or Sellers from enforcing, by legal action or otherwise, the terms of this Agreement. The Company and Sellers hereby declare that it is impossible to measure in money the damages which will accrue to either party or to such party’s successors or permitted assigns by reason of a failure to perform any of the obligations under this Agreement and agree that either party shall be entitled to a decree of specific performance of the terms of this Agreement, which right will be in addition to any other remedies available to such party. If the Company or Sellers or such party’s heirs, personal representatives, or assigns institutes any action or proceeding to specifically enforce the provisions hereof, any person against whom such action or proceeding is brought hereby waives the claim or defense therein that such party or such personal representative has an adequate remedy at law, and such person shall not offer in any such action or proceeding the claim or defense that such remedy at law exists.
          7.5 No Third-Party Beneficiaries. This Agreement is for the sole benefit of the Company and Sellers and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.
          7.6 Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to either party upon any breach or default of the other party hereto shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character of any breach or default under this Agreement, or any waiver of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in writing, and that all remedies, either under this Agreement, by law or otherwise, shall be cumulative and not alternative.
          7.7 Notices. All notices and other communications required hereunder shall be in writing and sent by facsimile, delivered personally, delivered by a recognized next-day courier service or mailed by registered or certified mail. All such notices and communications shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:
(a)	if to the Company, to:

Validus Holdings, Ltd.
29 Richmond Road
Pembroke HM 08, Bermuda
Attention: Robert F. Kuzloski, Esq.
Facsimile: +1 (441) 278-9009

with a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, NY 10036
Attention: Stephen F. Arcano, Esq.
Todd E. Freed, Esq.
Facsimile: +1 (212) 735-2000

(b)	if to Sellers, at their respective addresses set forth on Schedule A hereto.
          7.8 Entire Agreement; Amendments. This Agreement contains the entire understanding of the parties relating to the Seller Shares or the subject matter hereof and supersedes all prior agreements and understandings (oral or written) among the parties with respect thereto, other than the Shareholders’ Agreement. This Agreement may be amended only by a written instrument duly signed by the Company and Sellers. The Schedule to this Agreement is hereby incorporated and made a part hereof and is an integral part of this Agreement.
          7.9 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Company and Sellers and their respective successors and permitted assigns.
          7.10 Assignment. Neither the Company nor any Seller shall transfer or assign this Agreement or any of their rights, interests, or obligations hereunder, in whole or in part, whether voluntarily, by operation of law or otherwise, without the prior written approval of the other party.

          7.11 Headings. The article and section headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of any provision of this Agreement.
          7.12 Severability. The invalidity of any term or terms of this Agreement will not affect any other term of this Agreement, which will remain in full force and effect.
          7.13 Governing Law, Jurisdiction; Waiver Of Jury Trial.
               (a) This Agreement shall be construed, performed and enforced in accordance with, and governed by, the laws of the State of New York, without giving effect to the principles of conflicts of laws thereof. Each of the parties hereto irrevocably elects as the sole judicial forums for the adjudication of any matters arising under or in connection with this Agreement, and consents to the jurisdictions of, the courts of the County of New York, State of New York or the United States of America for the Southern District of New York or the Supreme Court of Bermuda, and in each case, the appellate courts therefrom.
               (b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.12.
          7.14 Joint and Several Obligations of Sellers. The respective obligations and liabilities of Sellers under this Agreement shall be joint and several.
          7.15 Counterparts. This Agreement may be executed simultaneously in counterparts, both of which shall be deemed an original, but all counterparts so executed will constitute one and the same agreement.
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          IN WITNESS WHEREOF, this Agreement has been duly executed on behalf of each of the parties hereto as of the day and year first above written.

VALIDUS HOLDINGS, LTD.
By:	/s/ Joseph E. (Jeff) Consolino
	Name:	Joseph E. (Jeff) Consolino
	Title:	Executive Vice President and Chief Financial Officer

SELLERS:

VESTAR AIV HOLDINGS A L.P.

By: Vestar AIV Associates L.P.
Its: General Partner

By: Vestar AIV Managers Ltd.
Its: General Partner

By:	/s/ Steven Della Rocca
	Name:	Steven Della Rocca

VESTAR AIV EMPLOYEES VALIDUS LTD.

By: Vestar AIV Associates L.P.
Its: General Partner

By: Vestar AIV Managers Ltd.
Its: General Partner

By:	/s/ Steven Della Rocca
	Name:	Steven Della Rocca

VESTAR AIV HOLDINGS B L.P.

By: Vestar AIV Associates L.P.
Its: General Partner

By: Vestar AIV Managers Ltd.
Its: General Partner

By:	/s/ Steven Della Rocca
	Name:	Steven Della Rocca

SCHEDULE A

		Number of Voting
	Number of Voting	Common Shares Sold
Name and Address of Seller	Common Shares Owned	Under this Agreement
Vestar AIV Holdings A L.P.	8,409,470	769,831

c/o Vestar Capital Partners 245 Park Avenue, 41st Fl New York, NY 10167 Attention: Steve Della Rocca Fax: +1 (212) 808-4922

Vestar AIV Employees Validus Ltd.	90,419	8,277

c/o Vestar Capital Partners 245 Park Avenue, 41st Fl New York, NY 10167 Attention: Steve Della Rocca Fax: +1 (212) 808-4922

Vestar AIV Holdings B L.P.	71,538	6,549

c/o Vestar Capital Partners 245 Park Avenue, 41st Fl New York, NY 10167 Attention: Steve Della Rocca Fax: +1 (212) 808-4922

Total:	8,571,427	784,657